As filed with the Securities and Exchange Commission on March 30, 2001
                                                           Registration No. 333-
________________________________________________________________________________
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                              INVACARE CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

                    Ohio                                 95-2680965
       (State or Other Jurisdiction of      (I.R.S. Employer Identification No.)
       Incorporation or Organization)

                              Invacare Corporation
                                One Invacare Way
                               Elyria, Ohio 44036
          (Address of Principal Executive Offices, including Zip Code)


                   INVACARE CORPORATION 1994 PERFORMANCE PLAN
                            (Full Title of the Plan)


                                                 With a copy to:
Thomas R. Miklich                                ---------------
Chief Financial Officer, General Counsel         Dale C. LaPorte
and Secretary                                    Calfee, Halter & Griswold LLP
Invacare Corporation                             1400 McDonald Investment Center
One Invacare Way                                 800 Superior Avenue
Elyria, Ohio 44036                               Cleveland, Ohio 44114
(440) 329-6000                                   (216) 622-8200

 (Name, Address and Telephone Number, including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------
                                                                     Proposed          Proposed
                                                                      maximum           maximum
                                                     Amount          offering          aggregate          Amount of
                                                     to be             Price           offering         registration
Title of securities to be registered             registered (2)    per share (1)       Price (1)            fee
----------------------------------------------- ----------------- ---------------- ------------------- ---------------
Common Shares, without par value (3)               3,500,000          $38.305         $134,066,405        $33,517
----------------------------------------------- ----------------- ---------------- ------------------- ---------------

(1) Estimated in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of calculating the registration fee and based upon the average of the high and low sales price of the common shares without par value of Invacare Corporation (the "Common Shares") reported on the New York Stock Exchange on March 27, 2001.

(2) Pursuant to Rule 416 under the Securities Act, this registration statement also covers such additional Common Shares which may be issued or become issuable under the terms of the Invacare Corporation 1994 Performance Plan, as amended (the "Plan"), in order to prevent dilution resulting from any stock split, stock dividend or similar transaction.

(3) One right for each Common Share (a "Right") will also be issued with respect to each Common Share. The terms of the Rights are described in the registrant's Registration Statement on Form 8-A, dated July 18, 1995, as the same may be amended or supplemented from time to time.

         Pursuant to General Instruction E to Form S-8, the contents of the Registration Statement of Invacare Corporation (the "Company") on Form S-8 (Commission File No. 33-87052) registering 1,000,000 Common Shares of the Company for issuance under the Plan are hereby incorporated by reference. Since the filing of the Company's Registration Statement No. 33-87052, the 1,000,000 Common Shares covered by such Registration Statement have been increased under the Plan to 2,000,000 shares pursuant to Rule 416 under the Securities Act, to give effect to a two-for-one stock split in 1995.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents by Reference.
         -----------------------------------------------

         The following documents of the Company previously filed with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference:

1.   The Company's  Annual  Report on Form 10-K for the year ended  December 31,
     1999;

2. The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2000, June 30, 2000 and September 30, 2000;

3. The description of the Common Shares contained in the Company's Registration Statement on Form 8-A, dated October 21, 1986 (Reg. No. 0-12938) and any amendments and reports filed for the purpose of updating that description; and

4. The description of the Rights contained in the Company's Registration Statement on Form 8-A, dated July 18, 1995, and any amendments or reports filed for the purpose of updating that description;

other than the portions of such documents that, by statute, by designation in such document or otherwise, are not deemed to be filed with the Commission or are not required to be incorporated herein by reference.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") after the date of this Registration Statement, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of filing of such documents, other than the portions of such documents that by statute, by designation in such document or otherwise, are not deemed to be filed with the Commission or are not required to be incorporated herein by reference.

         Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.  Exhibits.
         --------

         See the Exhibit Index at Page E-1 of this Registration Statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Elyria, State of Ohio, on this 30th day of March, 2001.


                                       INVACARE CORPORATION

                                       By:    /S/ A. Malachi Mixon III
                                              ------------------------
                                              A. Malachi Mixon III
                                              Chairman of the Board of Directors
                                              and Chief Executive Officer
                                              (Principal Executive Officer)


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on March 30, 2001.


        Signature                                  Title
        ---------                                  -----

/S/ A. Malachi Mixon III            Chairman of the Board of Directors
------------------------            and Chief Executive Officer
A. Malachi Mixon III                (Principal Executive Officer)

/S/ Gerald B. Blouch                President, Chief Operating Officer and
--------------------                Director
Gerald B. Blouch

/S/ Thomas R. Miklich               Chief Financial Officer, General Counsel,
---------------------               Corporate Secretary and Interim V.P.
Thomas R. Miklich                   Human Resources
                                    (Principal Financial and Accounting Officer)

/S/ Joseph B. Richey, II            Director
------------------------
Joseph B. Richey, II

/S/ James C. Boland                 Director
-------------------
James C. Boland

/S/ Frank B. Carr                   Director
-----------------
Frank B. Carr

/S/ Michael F. Delaney              Director
----------------------
Michael F. Delaney

/S/ Whitney Evans                   Director
-----------------
Whitney Evans

/S/ Bernadine P. Healy, M.D.        Director
---------------------------
Bernadine P. Healy, M.D.

/S/ John R. Kasich                  Director
--------------------
John R. Kasich

/S/ Dan T. Moore III                Director
--------------------
Dan T. Moore III

/S/ E. P. Nalley                    Director
----------------
E. P. Nalley

/S/ William M. Weber                Director
--------------------
William M. Weber

                              INVACARE CORPORATION
                                  EXHIBIT INDEX


   Exhibit                         Exhibit
   Number                        Description
   ------                        -----------

    4.1 Amended and Restated Articles of Incorporation of the Company, as amended. (A)
    4.2           Code of Regulations of the Company, as amended through May 22,
                  1996. (B)
    4.3           Specimen Share Certificate for Common Shares, as revised. (C)
    4.4 Rights Agreement between the Company and the Rights Agent, dated July 7, 1995. (D)
    4.5           The Invacare Corporation 1994 Performance Plan. (E)
    4.6           Amendment No. 1 to the Invacare Corporation 1994 Performance
                  Plan. (F)
    4.7           Amendment No. 2 to the Invacare Corporation 1994 Performance
                  Plan. (x)
    5.1 Opinion of Calfee, Halter & Griswold LLP as to the validity of the Common Shares. (x)
    23.1          Consent of Ernst & Young LLP. (x)
    23.2          Consent of Calfee, Halter & Griswold LLP (included in Exhibit
                  5.1 of this Registration Statement).
------------------

(A) Incorporated herein by reference to the appropriate exhibit to the Company's Definitive Proxy Statement used in connection with the Annual Meeting of Shareholders held on May 28, 1987.
(B) Incorporated herein by reference to the appropriate exhibit to the Company's quarterly report on Form 10-Q for the quarter ended September 30, 1996.
(C) Incorporated herein by reference to the appropriate exhibit to the Company's Registration Statement on Form S-3 (Reg. No. 33-40168), effective as of April 26, 1991.
(D) Incorporated herein by reference to the appropriate exhibit to the Company's registration statement on Form 8-A, dated July 18, 1995.
(E) Incorporated herein by reference to the appropriate exhibit to the Company's Definitive Proxy Statement used in connection with the Annual Meeting of Shareholders held on May 23, 1994.
(F) Incorporated herein by reference to the appropriate exhibit to the Company's Definitive Proxy Statement used in connection with the Annual Meeting of Shareholders held on May 28, 1998.
(x)      Filed herewith.

                                      E-1